                                                                                                                                      1
 The transactions described in this Form 4 were executed by Real Estate Investment Group and
 Dolphin Fund Ltd

 This  statement  is being filed  jointly by Mr.  Eduardo S.  Elsztain  ("Elsztain"),  Consultores
 Assets  Management  S.A.  ("CAM"),  Consultores  Venture  Capital  Uruguay S.A. ("CVC  Uruguay"),
 Agroinvestment S.A.  ("Agroinvestment"),  Consultores  Venture Capital Ltd. ("CVC Cayman"),  Ifis
 Limited  ("IFIS"),  Inversiones  Financieras  del Sur S.A.  ("IFISA"),  Cresud  Sociedad  Anonima
 Comercial,  Inmobiliaria,  Financiera y Agropecuaria ("Cresud"), Agrology S.A. ("Agrology"), IRSA
 Inversiones y  Representaciones  Sociedad Anonima  ("IRSA"),  Inversora  Bolivar S.A.  ("IBOSA"),
 Tyrus S.A. ("Tyrus"),  Real Estate Investment Group L.P ("REIG"),  Jiwin S.A. ("Jiwin"),  Dolphin
 Fund Ltd  ("Dolphin") and Idalgir S.A.  ("Idalgir" and together with Elsztain,  CAM, CVC Uruguay,
 Agroinvestment,  CVC Cayman, IFIS, IFISA, Cresud,  Agrology, IRSA, Tyrus, REIG, IBOSA and Dolphin
 the  "Reporting  Persons").  Mr.  Elsztain  is  a  citizen  of  the Republic of Argentina  who serves as Chairman  of the board of  directors  of each of the  following companies, except for
 Agrology, IBOSA and REIG:

 (i)      IFIS, a limited liability company organized under the laws of Bermuda;
 (ii)     IFISA, a stock corporation  organized under the laws of the  Republic of Uruguay;
(iii)     Cresud, a stock corporation organized under the laws of the Republic of Argentina;
(iv)      IRSA, a stock corporation organized under the laws of the Republic of Argentina;
(v)       Agrology, a stock corporation organized under the laws of the Republic of Argentina;
(vi)      CAM, a  limited liability company organized under the laws of Argentina;
(vii)     CVC Cayman, a limited liability company organized under the laws of Cayman Island;
(viii)    CVC Uruguay, a limited liability company organized under the laws of the Republic of
          Uruguay;
(ix)      Agroinvestment, a stock corporation organized under the laws of the Republic of Uruguay;
(x)       IBOSA, a stock corporation organized under the laws of the Argentina;
(xi)      Tyrus, a stock corporation organized under the laws of the Republic of Uruguay;
(xii)     Jiwin, a stock corporation organized under the laws of the Republic of Uruguay, who serves as general partner of Real Estate Investment Group L.P;
(xiii)    REIG, a limited partnership organized under the laws of Bermuda;
(xiv)     Dolphin Fund Ltd., a limited liability company organized under the laws of Bermuda; and
(xv)      Idalgir S.A., a stock corporation organized under the laws of the Republic of Uruguay
          ("Idalgir").

Elsztain's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina; IFIS'
principal offices are located at Mintflower Place 4th floor, 8 Par-La-Ville Road Hamilton HM 08
Bermuda; IFISA's principal offices are located at Ruta 8, 17,500, Edificio @3, local 003, CP 91609,
Montevideo, Republic of Uruguay; Cresud's principal offices are located at Moreno 877, 23rd Floor,
(C1091AAQ) Ciudad Autonoma de Buenos Aires, Argentina; IRSA's principal offices are located at
Moreno 877, 21st Floor, (C1091AAQ) Ciudad Autonoma de Buenos Aires, Argentina; Agrology's principal offices are located at Moreno 877, 21st floor (C1091AAQ), Buenos Aires, Argentina; CAM's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina; CVC Cayman's principal offices are located at Regatta Office Park, P.O. Box 31106, SMB, Grand Cayman, Cayman Islands; CVC
Uruguay's principal offices are located at Ruta 8, 17,500, Edificio @3, local 003, CP 91609
Montevideo, of the Republic of Uruguay; Agroinvestment's principal offices are located at Zabala
1422, 2nd floor, Montevideo, Republic of Uruguay; IBOSA's principal offices are located at Bolivar
108, 1st floor, Buenos Aires, Argentina; REIG principal offices are located at Clarendon House 2
Church Street, Hamilton HM CX, Bermuda, Tyrus' principal offices are located at Colonia 810, Of.
403, CP 11000, Montevideo, Republic of Uruguay, Jiwin's principal offices are located at Colonia
810, Of. 403, CP 11000, Montevideo, Republic of Uruguay, Dolphin's principal offices are located at
Mintflower Place 4th floor, 8 Par-La-Ville Road Hamilton HM 08 Bermuda and Idalgir's principal offices are located at Zabala 1422, 2nd floor, Montevideo, Republic of Uruguay.

The reported securities may be deemed to be indirectly beneficially owned by the list of entities described on the previous paragraphs except for Elsztain IRSA, IBOSA, REIG and Dolphin, whose direct beneficial ownership are listed below. The Reporting Persons disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Persons are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

   As of January 15, 2009:

(i)       Elsztain is the Chairman of the Board of Directors of IFIS, IFISA, Cresud, CAM, CVC
 Uruguay, CVC Cayman, Agroinvestment, IRSA, Tyrus, Jiwin and Idalgir, except for Agrology, a company
 97% owned by Cresud, IBOSA, a company 100% owned by IRSA and REIG, a company in which Jiwin (a company wholly owned by Tyrus) is the General Partner.
(ii)      Elsztain is the beneficial owner of 28.96% of IFIS, including: (a) 11.29% owned indirectly through Agroinvestment (b) 5.17% owned indirectly through Idalgir SA, (c) 12.62% owned indirectly through CVC Uruguay, (d) 2.08% owned indirectly through CVC Cayman. Elsztain owns 100% of
 Agroinvestment and Idalgir SA and 85.0% of CAM which owns 0.11% of IRSA's outstanding stock and
 100% of CVC Uruguay which in turn owns 0.00016 % of Cresud's shares on a fully diluted basis and
 100% of CVC Cayman. None of these companies directly own Common Shares of Hersha Hospitality Trust
 ("HHT"). Elsztain also directly owns 0,0005 % of IRSA's outstanding stock and 0.00022% of Cresud's shares on a fully diluted basis
(iii)     CVC Cayman serves as the Investment Manager of IFIS.
(iv)      CVC Uruguay Serves as the Investment Manager of Dolphin Fund Ltd.
(v)       IFIS is the direct owner of 100% of the common shares of IFISA.
(vi)      IFISA directly owns 0.94% of IRSA's outstanding stock and 37.07% of Cresud's shares on a fully diluted basis. IFISA does not directly own HHT's Common Shares.
(vii)     Cresud directly owns 50.23% of IRSA's common shares and 97 % of Agrology SA. Cresud does not own HHT's Common Shares.
(viii)    Agrology directly owns 6.89% of IRSA's outstanding stock.
(ix)      IRSA owns 100% of IBOSA's capital stock, 100% of Tyrus' capital stock and 629,206 Common
Shares of HHT.
(xi)      IBOSA owns 190,700 Common Shares of HHT.
(x)       Tyrus owns 100% of the capital stock of Jiwin;
(xii)     Jiwin serves as general Partner of REIG.
(xiii)    REIG owns 10,366,667 Common Shares of HHT and has the option to purchase up to 5,700,000
          Common Shares of HHT.
(xiv)     Dolphin Fund Ltd owns 333,333 Common Shares of HHT
(xv)      Eduardo Elsztain directly owns 3,600 Common Shares of HHT.